UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2006

DICKIE WALKER MARINE, INC.

(Exact name of registrant specified in charter)

Delaware	000-49819	33-0931599
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 South Coast Highway

Oceanside CA 92054

(Address of principal executive offices) (Zip Code)

(760) 450-0360

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Dickie Walker Marine, Inc. (DWMA.OB) announced today that it has signed a definitive share exchange agreement to acquire 100% of the stock in China Stationary and Office Supply, Inc. (“CSOS”), a Delaware corporation that owns 90% of the stock of Ningbo Binbin Stationary Co., Ltd. (“Binbin”), a corporation organized under the laws of the People’s Republic of China. Binbin manufactures and markets office supplies including stationary, hole punchers, staplers, pens and pencils, rubber stamps, felt markers, and numerous other items which are sold through a worldwide network of distributors.

At closing, CSOS shareholders will exchange their CSOS shares for approximately 10,142,889 shares of Dickie Walker Marine common stock and 500,000 shares of preferred stock. The preferred stock will be convertible into common stock at one share of preferred stock for 120 shares of common stock, after approval by the Dickie Walker Marine shareholders of an increase in the authorized common stock, which the company intends to seek after closing of this transaction. Dickie Walker Marine will file a Certificate of Designation for its preferred stock prior to closing.

Pre-closing Dickie Walker Marine stockholders will own approximately 8.6% of the post-closing, combined entity and CSOS shareholders will own approximately 91.4% of the post-closing, combined entity. The transaction is anticipated to close by April 30, 2006. After the closing, the company intends to also seek shareholder approval of a change of the company’s name to “China Stationary and Office Supply, Inc.”

At closing, the Board of Directors of Dickie Walker Marine will resign and will be replaced by Wei Chenghui and Brian Zucker. Dickie Walker Marine plans to file an Information Statement with the Securities and Exchange Commission, pursuant to Section 14(c) of the Securities Exchange Act of 1934, to report the change of control, and will mail the Information Statement to its shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE INFORMATION STATEMENT CAREFULLY WHEN IT IS AVAILABLE.

Where to Find Additional Information about the Transaction

In addition to the Information Statement, Dickie Walker files annual, quarterly and special reports, proxy statements and other information with the U.S. Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Dickie Walker at the SEC public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Investors and security holders will be able to obtain free copies of these documents through the SEC’s website at http://www.sec.gov. Free copies of filed documents may also be obtained from Dickie Walker by mailing a request to Dickie Walker Marine, Inc., 2907 Shelter Island Drive, San Diego, CA 92106, telephone (760) 450-0360; facsimile: 858-456-9653.

Forward-Looking Statements

This Report contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Dickie Walker’s or CSOS’s or their respective management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future. These statements are based on current estimates and projections about the companies’ respective businesses, which are derived in part from assumptions of management, and are not guarantees of future performance, as such performance is difficult to predict. Such statements include statements regarding any anticipated benefits of the proposed acquisition. It is important to note that Dickie Walker’s and CSOS’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include risks related to uncertainties in the timing of the transaction, an inability to retain the present Binbin management team, and the dilutive effects of subsequent financings or acquisitions. Dickie Walker does not intend to update any of these forward-looking statements after the date of this release.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number	Description
2.4	Share Exchange Agreement between Dickie Walker Marine, Inc., China Stationary and Office Supply, Inc, and Ningbo Binbin Stationary Co., Ltd.

4.9	Certificate of Designation for Preferred Stock

10.25	Form of Employment Agreement with Gerald W. Montiel

10.26	Form of Employment Agreement with Javier Vidrio

10.27	Form of Consulting Agreement with Montiel Marketing Group, Inc.

99.1	Press release issued April 12, 2006 to announce the Share Exchange Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICKIE WALKER MARINE, INC.

Date: April 12, 2006	By:	/s/ Gerald W. Montiel
Gerald W. Montiel
Chairman, Chief Executive Officer and President (Duly Authorized Officer)